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As filed with the United States Securities and Exchange Commission on August 6, 2019

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clearway Energy LLC
Clearway Energy Operating LLC*
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	4911 4911 (Primary Standard Industrial Classification Code Number)	32-0407370 30-0780012 (I.R.S. Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, NJ 08540
Telephone: (609) 608-1525
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to:
Kevin P. Malcarney Senior Vice President, General Counsel and Corporate Secretary 300 Carnegie Center, Suite 300 Princeton, NJ 08540 Telephone: (609) 608-1525	M. Preston Bernhisel Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer): ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer): ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee

5.750% Senior Notes due 2025	$600,000,000	100%	$72,720

Guarantees related to the 5.750% Senior Notes due 2025(2)	—	—	—(3)

(1)
Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)
No separate consideration was received for the issuance of the guarantees.

(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
The additional Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Table of Additional Registrants

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Alta Wind 1-5 Holding Company, LLC	Delaware	35-2526443
Alta Wind Company, LLC	Delaware	47-2576803
Central CA Fuel Cell 1, LLC	Delaware	38-4004207
Clearway Solar Star LLC	Delaware	38-3917807
DGPV Holding LLC	Delaware	47-3724471
ECP Uptown Campus Holdings LLC	Delaware	83-2658057
Energy Center Caguas Holdings LLC	Delaware	83-2199465
Fuel Cell Holdings LLC	Delaware	47-2588093
Portfolio Solar I, LLC	Delaware	99-0368396
RPV Holding LLC	Delaware	47-2898953
Solar Flagstaff One LLC	Delaware	36-4737965
Solar Iguana LLC	Delaware	36-4737827
Solar Las Vegas MB 1 LLC	Delaware	30-0799127
Solar Tabernacle LLC	Delaware	45-2560938
South Trent Holdings LLC	Delaware	27-2207561
SPP Asset Holdings, LLC	Delaware	26-3573602
SPP Fund II Holdings, LLC	Delaware	26-3908392
SPP Fund II, LLC	Delaware	26-3509603
SPP Fund II-B, LLC	Delaware	26-4694627
SPP Fund III, LLC	Delaware	27-1098075
Thermal Canada Infrastructure Holdings LLC	Delaware	32-0573852
Thermal Infrastructure Development Holdings LLC	Delaware	38-4088512
UB Fuel Cell, LLC	Connecticut	46-5519511

*
The address for each of the additional Registrants is c/o Clearway Energy Operating LLC, 300 Carnegie Center, Suite 300, Princeton, NJ 08540, telephone: (609) 608-1525. The primary standard industrial classification number for each of the additional Registrants is 4911.

        The name, address, including zip code of the agent for service for each of the additional Registrants is Kevin P. Malcarney, Senior Vice President, General Counsel and Corporate Secretary of Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, NJ 08540, Telephone: (609) 608-1525.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion Dated August 6, 2019

PRELIMINARY PROSPECTUS

Clearway Energy Operating LLC

Exchange Offer for
$600,000,000 5.750% Senior Notes due 2025

We are offering to exchange:
up to $600,000,000 of our new 5.750% Senior Notes due 2025
(which we refer to as the "Exchange Notes")
for
a like amount of our outstanding 5.750% Senior Notes due 2025
(which we refer to as the "Old Notes")
We refer to the Exchange Notes and Old Notes collectively as the "notes."
Material Terms of Exchange Offer:

  •
  The terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes will not apply to the Exchange Notes.

  •
  The Exchange Notes will be guaranteed on a full and unconditional and joint and several basis by each of our current and future subsidiaries that guarantees indebtedness under our Revolving Credit Facility (as defined herein).

  •
  There is no existing public market for the Old Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  You may withdraw your tender of Old Notes at any time before the expiration of the exchange offer. We will exchange all of the Old Notes that are validly tendered and not withdrawn.

  •
  The exchange offer expires at 12:00 midnight, New York City time, on            , 2019, unless extended.

  •
  The exchange of Old Notes will not be a taxable event for United States of America ("U.S.") federal income tax purposes.

  •
  The exchange offer is subject to certain customary conditions, including that it not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission (the "SEC").

  •
  We will not receive any proceeds from the exchange offer.

         For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

         Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus available, as amended or supplemented, to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                    , 2019

        This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at http://www.clearwayenergy.com or by writing or calling us at the following address and telephone number:

Clearway Energy Operating LLC
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608-1525
Attention: General Counsel

        Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        To obtain timely delivery, you must request the information no later than                , 2019, or the date which is five business days before the expiration date of this offer.

i

WHERE YOU CAN FIND MORE INFORMATION

        Clearway Energy Operating LLC ("Clearway Operating LLC") is not currently required to file annual, quarterly and current reports and other information with the SEC. Clearway Energy LLC ("Clearway LLC") files periodic reports and other information with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document Clearway LLC has filed or will file with the SEC at the SEC's public website (www.sec.gov).

        So long as Clearway LLC continues to own, directly or indirectly, all of the equity interests of Clearway Operating LLC, the quarterly, annual and current reports and consolidated financial statements referred to above in respect of Clearway LLC will be deemed to satisfy the obligations of Clearway Operating LLC under the reporting covenant of the indenture governing the notes. See "Description of the Notes—Certain Covenants—Reports."

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information Clearway LLC files with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that Clearway LLC files later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings Clearway LLC makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of the exchange offer (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items):

  •
  Clearway LLC's annual report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019 and Clearway LLC's Amendment No. 1 on Form 10-K/A to such annual report filed on March 29, 2019, which we collectively refer to as our "2018 Form 10-K"; and

  •
  Clearway LLC's quarterly reports on Form 10-Q for the three months ended March 31, 2019 (our "First Quarter Form 10-Q") and June 30, 2019 (our "Second Quarter Form 10-Q").

        Furthermore, all filings Clearway LLC makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Clearway Energy Operating LLC
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608-1525
Attention: General Counsel

ii

        You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

iii

SUMMARY

        This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to participate in this exchange offer. You should carefully read this summary together with the entire prospectus, including the information set forth in the section entitled "Risk Factors" and the financial statements and related notes thereto, before deciding whether to participate in the exchange offer. See the sections "Where You Can Find More Information" and "Incorporation by Reference" for a further discussion on incorporation by reference.

        Unless the context otherwise requires or as otherwise indicated, references in this prospectus to "we," "our," "us," "the Company" and "Clearway" refer to Clearway Energy Operating LLC, together with its consolidated subsidiaries and direct parent Clearway Energy LLC ("Clearway LLC"). As of June 30, 2019, Clearway Energy, Inc. ("Clearway Inc.") (NYSE: CWEN.A, CWEN) owned approximately 55.8% of the economic interests in and was the sole managing member of Clearway LLC.

 Our Company

        We are an energy infrastructure investor in and owner of modern, sustainable and long-term contracted assets across North America. We are indirectly owned by Global Infrastructure Partners III ("GIP"). Global Infrastructure Management, LLC is an independent fund manager of funds that invests in infrastructure assets in the energy and transport sectors, and GIP is its third equity fund. We are sponsored by GIP through GIP's portfolio company, Clearway Energy Group LLC ("CEG").

        Our environmentally sound asset portfolio includes over 5,272 Megawatts ("MW") of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, we endeavor to provide our investors with stable and growing dividend income. Substantially all of our generation assets are under long-term contractual arrangements for the output or capacity from these assets. The weighted average remaining contract duration of these offtake agreements was approximately 14 years as of June 30, 2019 based on Cash Available for Distribution ("CAFD"). We also own thermal infrastructure assets with an aggregate steam and chilled water capacity of 1,385 net Megawatts Thermal Equivalent ("MWt") and electric generation capacity of 133 net MW. These thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances, electricity to commercial businesses, universities, hospitals and governmental units in multiple locations, principally through long-term contracts or pursuant to rates regulated by state utility commissions.

GIP Transaction

        On August 31, 2018, NRG Energy, Inc. ("NRG") transferred its full ownership interest in us to CEG, the holder of NRG's renewable energy development and operations platform, and NRG subsequently sold 100% of its interest in CEG to an affiliate of GIP (the "GIP Transaction"). As a result of the GIP Transaction, GIP indirectly acquired a 45.2% economic interest in Clearway LLC and a 55.0% voting interest in us.

        In connection with the GIP Transaction, Clearway Inc. entered into a Consent and Indemnity Agreement with NRG and GIP setting forth key terms and conditions of Clearway Inc.'s consent to the GIP Transaction.

        Also in connection with the GIP Transaction, Clearway Inc. entered into the following agreements on August 31, 2018:

        CEG Master Services Agreements.    We, along with Clearway Inc. and Clearway LLC, entered into Master Services Agreements with CEG, pursuant to which CEG and certain of its affiliates or third-party service providers began providing certain services to Clearway Inc. and certain of its subsidiaries, and Clearway Inc. and certain of its subsidiaries began providing certain services to CEG, in exchange for the payment of fees in respect of such services.

        ROFO Agreements.    Clearway Inc. entered into a ROFO Agreement with CEG (the "CEG ROFO Agreement"), and a Third Amended and Restated ROFO Agreement with NRG (the "NRG ROFO Agreement").

        Voting and Governance Agreement.    Clearway Inc. entered into a Voting and Governance Agreement with CEG relating to certain governance matters of Clearway Inc.

        Limited Liability Agreement.    Clearway Inc. entered into the Fourth Amended and Restated Limited Liability Company Agreement of Clearway LLC with CEG, which sets forth the rights and obligations of Clearway Inc., as managing member, and CEG, as member, of Clearway LLC.

        Transition Services Agreement.    As a result of the GIP Transaction, Clearway LLC entered into a Transition Services Agreement with NRG ("NRG TSA"), pursuant to which NRG or certain of its affiliates began providing certain services to Clearway LLC following the consummation of the GIP Transaction on August 31, 2018, in exchange for the payment of a fee in respect of such services. A material portion of these processes terminated during the second quarter of 2019 and such services were subsequently provided by both Clearway LLC and by CEG pursuant to the CEG Master Services Agreements. During the second quarter of 2019, Clearway LLC exercised its option to extend the term of the NRG TSA through April 30, 2020 for the remaining services, some of which will be billed at an hourly rate as agreed between the parties.

Pacific Gas and Electric Company Bankruptcy

        On January 29, 2019, Pacific Gas & Electric Company ("PG&E") filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California (the "PG&E Bankruptcy"). Certain of our subsidiaries, which hold interests in 6 solar facilities totaling 480 MW and Marsh Landing with capacity of 720 MW, sell the output of their facilities to PG&E under long-term power purchase agreements ("PPAs"). We consolidate three of the solar facilities and Marsh Landing and record our interest in the other solar facilities as equity method investments. As of June 30, 2019, we had $1.4 billion of property, plant and equipment, net, $357 million investments in unconsolidated affiliates and $1.3 billion of borrowings with final maturity dates ranging from 2023 - 2038 related to these facilities. Our related subsidiaries are parties to financing agreements consisting of non-recourse project-level debt and, in certain cases, non-recourse holding company debt. The PG&E Bankruptcy triggered defaults under the PPAs with PG&E and such related project-level financing agreements. As a result, we recorded $1.3 billion of principal, net of the related unamortized debt issuance costs, as short-term debt as of June 30, 2019. As of August 5, 2019, our contracts with PG&E have operated in the normal course and we currently expect these contracts to continue as such. As of August 5, 2019, we have entered into forbearance agreements for certain project-level financing arrangements and continue to seek forbearance agreements for our other project-level financing arrangements affected by the PG&E Bankruptcy.

Summary of Risk Factors

        You should read the "Risk Factors" section in this prospectus and in the 2018 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q for a discussion of the factors you should carefully consider before deciding to participate in this exchange offer.

Corporate Information

        Both Clearway LLC and Clearway Operating LLC were formed as Delaware limited liability companies on March 5, 2013. Our principal executive offices are located at Clearway Energy

Operating LLC, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Our telephone number is (609) 608-1525. Our website is located at http://www.clearwayenergy.com. Clearway Operating LLC is not currently required to file or furnish periodic reports and other information with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Clearway LLC files periodic reports and other information with the SEC pursuant to Section 15(d) of the Exchange Act. See "Incorporation by Reference." Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

SUMMARY OF THE EXCHANGE OFFER

        On October 1, 2018, we sold, through a private placement exempt from the registration requirements of the Securities Act, $600,000,000 of our 5.750% Senior Notes due 2025, which are eligible to be exchanged for Exchange Notes. We refer to these notes as "Old Notes" in this prospectus.

        Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we are required to use commercially reasonable efforts to register Exchange Notes with the SEC having substantially identical terms as the Old Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the notes, and use commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the Old Notes. If required under certain circumstances, Clearway Operating LLC and the guarantors will file a shelf registration statement with the SEC covering resales of the notes.

        We refer to the notes to be registered under this exchange offer registration statement as "Exchange Notes" and collectively with the Old Notes, we refer to them as the "notes" in this prospectus. You may exchange your Old Notes for the applicable Exchange Notes in this exchange offer. You should read the discussion under the headings "—Summary of Terms of Exchange Notes," "Exchange Offer" and "Description of the Notes" for further information regarding the Exchange Notes.

Exchange Notes offered	$600,000,000 aggregate principal amount of 5.750% Senior Notes due 2025.
Exchange offer

We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration date; withdrawal of tender

The exchange offer will expire at 12:00 midnight, New York City time, on            , 2019, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to 12:00 midnight, New York City time, on the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the Exchange Notes promptly after the expiration of the exchange offer. Any Old Note not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Resales

We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;
• you are not an affiliate of ours; and
• you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Broker-Dealer

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer. See "Plan of Distribution."

Conditions to the exchange offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "Exchange Offer—Conditions to the exchange offer."

Procedures for tendering Old Notes held in the form of book-entry interests

The Old Notes were issued as global securities and were deposited upon issuance with Delaware Trust Company, which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company ("DTC").

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under "Exchange Offer." Your outstanding Old Notes must be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading "Exchange Offer," on or before 12:00 midnight, New York City time, on the expiration date of the exchange offer.

Special procedures for beneficial owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Old Notes in the exchange offer, you should contact the person in whose name your book- entry interests or Old Notes are registered promptly and instruct that person to tender on your behalf.

U.S. federal income tax considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."
Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange agent	Delaware Trust Company is serving as the exchange agent for the exchange offer.
Shelf registration statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

 CONSEQUENCES OF NOT EXCHANGING OLD NOTES

        If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "Exchange Offer—Consequences of failure to exchange."

SUMMARY OF TERMS OF EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes, the guarantees and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the Exchange Notes and the related indenture.

Issuer	Clearway Energy Operating LLC
Securities offered	$600 million in aggregate principal amount of 5.750% Senior Notes due 2025. The Exchange Notes will evidence the same debt as the Old Notes.
Maturity date	The Exchange Notes will mature on October 15, 2025.
Interest rate	The Exchange Notes will accrue interest at the rate of 5.750% per annum.
Interest payment dates

Interest on the Exchange Notes will be payable on April 15 and October 15 of each year. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Old Notes.

No interest will be paid on either the Exchange Notes or the Old Notes at the time of exchange. Accordingly, the holders of Old Notes that are accepted for exchange will not receive accrued but unpaid interest on such Old Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Old Notes on the first interest payment date following the expiration date of the exchange offer.

Ranking	The Exchange Notes will:
• be general unsecured obligations of Clearway Operating LLC;

•

be pari passu in right of payment with all existing and future senior indebtedness of Clearway Operating LLC, including Clearway Operating LLC's indebtedness under the Revolving Credit Facility (as defined herein);

• be senior in right of payment to any future subordinated indebtedness of Clearway Operating LLC; and
• be guaranteed as described under "—Parent Guarantee" and "—Subsidiary Guarantees".

The Exchange Notes will be effectively subordinated to all borrowings under the Revolving Credit Facility, which is secured by substantially all of the assets of Clearway Operating LLC and the guarantors of the Exchange Notes, and any other secured indebtedness (including any secured hedging obligations) of Clearway Operating LLC or the guarantors of the notes, in each case to the extent of the value of the assets that secure the Revolving Credit Facility or such other secured indebtedness. See "Risk Factors—Risks related to the notes—In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations."

Parent Guarantee	The Exchange Notes will be guaranteed by Clearway LLC, Clearway Operating LLC's parent company (the "Parent Guarantor"). The parent guarantee of the Exchange Notes will:
• be a general unsecured obligation of the Parent Guarantor;
• be pari passu in right of payment with all existing and future senior indebtedness of the Parent Guarantor, including the Parent Guarantor's guarantee under the Revolving Credit Facility; and
• be senior in right of payment to any future subordinated indebtedness of the Parent Guarantor.

The Parent Guarantor's guarantee of the Exchange Notes will be effectively subordinated to the Parent Guarantor's guarantee under the Revolving Credit Facility and any other secured indebtedness of the Parent Guarantor (including any hedging obligations), in each case, to the extent of the value of the assets of the Parent Guarantor that secure the Revolving Credit Facility or such other secured indebtedness.

Subsidiary Guarantees

In addition to the guarantee by the Parent Guarantor, the Exchange Notes will be guaranteed on a joint and several basis by each wholly-owned subsidiary of Clearway Operating LLC that guarantees any obligations of Clearway Operating LLC under the Revolving Credit Facility or any other material indebtedness of Clearway Operating LLC, from time to time. Each subsidiary guarantee of the notes will:

• be a general unsecured obligation of that subsidiary guarantor;

•

be pari passu in right of payment with all existing and future senior indebtedness of that subsidiary guarantor, including the subsidiary guarantor's guarantee under the Revolving Credit Facility; and

• be senior in right of payment to any future subordinated indebtedness of that subsidiary guarantor.

Each subsidiary guarantor's guarantee of the Exchange Notes will be effectively subordinated to such subsidiary guarantor's guarantee under the Revolving Credit Facility and any other secured indebtedness of such subsidiary guarantor (including any hedging obligations), in each case, to the extent of the value of the assets of such subsidiary guarantor that secures the Revolving Credit Facility or such other secured indebtedness.

Our operations are primarily conducted through our subsidiaries and, therefore, we will depend on the cash flow of our subsidiaries to meet our obligations under the notes. Not all of our subsidiaries will guarantee the Exchange Notes.

The Exchange Notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments of our non- guarantor subsidiaries. The subsidiary guarantors accounted for approximately 1% of Clearway Operating LLC's revenues from operations for the fiscal year ended December 31, 2018 and the six months ended June 30, 2019, respectively. As of June 30, 2019, Clearway Operating LLC's non-guarantor subsidiaries had approximately $2,757 million in aggregate principal amount of non-current liabilities and outstanding trade payables of approximately $57 million. See "Risk Factors—Risks related to the notes—We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes."

Optional redemption

Prior to October 15, 2021, we may redeem up to 35% of the notes with an amount equal to the net cash proceeds of certain equity offerings at the redemption price listed in the "Description of the Notes—Optional Redemption" section of this prospectus, plus accrued and unpaid interest; provided at least 65% of the aggregate principal amount of the notes remain outstanding after the redemption and the redemption occurs within 180 days of such equity offering.

We may redeem some or all of the notes at any time prior to October 15, 2021 at a price equal to 100% of the principal amount of the notes redeemed plus a "make-whole" premium and accrued and unpaid interest.

On or after October 15, 2021, we may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes—Optional Redemption" section of this prospectus, plus accrued and unpaid interest.

Change of control offer

If a change of control triggering event occurs, subject to certain conditions, we must offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Repurchase at the option of holders—Change of control triggering event."

Covenants

We have agreed to certain restrictions on incurring liens to secure indebtedness and certain restrictions on consolidating, merging and transferring all or substantially all of our assets. See "Description of the Notes—Certain Covenants."

Events of default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Exchange Notes, see "Description of the Notes—Events of default and remedies."
No prior market

The Exchange Notes will be new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the notes or the price at which you would be able to sell the notes. See "Risk Factors—Risks related to the notes—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active market will develop for the notes."

Listing	We do not intend to list the Exchange Notes on any securities exchange.
Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. See "Use of Proceeds."
Form and denomination

The Exchange Notes will be delivered in fully-registered form. The Exchange Notes will be represented by one or more global notes, deposited with the trustee as a custodian for DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through records maintained by DTC and its participants. The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000.

Governing law	The Exchange Notes and the indenture governing the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee	Delaware Trust Company.

RISK FACTORS

        You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2018 Form 10-K, the First Quarter Form 10-Q, the Second Quarter Form 10-Q, as well as the other information contained in and incorporated by reference into this prospectus before deciding to participate in this exchange offer. The selected risks described below and the risks that are incorporated into this prospectus by reference to our 2018 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks or any of the risks described in our 2018 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks related to the notes

Credit rating downgrades could adversely affect the trading price of the notes.

        The trading price for the notes may be affected by our credit rating. Credit ratings are continually revised. Any downgrade in our credit rating could adversely affect the trading prices of the notes or the trading markets for the notes to the extent the trading markets for the notes develop.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could increase the risks associated with our already substantial leverage.

        We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes and other indentures relating to outstanding indebtedness restrict our ability to do so, but we retain the ability to incur material amounts of additional indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. See "Description of Certain Other Indebtedness."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a significant extent, is subject to general economic, financial, competitive, legislative, tax, regulatory, environmental and other factors that are beyond our control.

        Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our Revolving Credit Facility, will be adequate to meet our future liquidity needs for at least the next twelve months.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under our Revolving Credit Facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.

        Holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations. Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Our Revolving Credit Facility is secured by first priority liens on substantially all of our assets and the assets of the guarantors. We have granted first and second priority liens on substantially all of our assets to secure our obligations under certain long-term power and gas hedges as well as interest rate hedges. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Some, but not all, of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of June 30, 2019, we had approximately $4,245 million of project-level debt which was incurred by our non-guarantor subsidiaries. In addition, our share of our unconsolidated affiliates' total indebtedness and letters of credit outstanding, as of June 30, 2019, totaled approximately $943 million and $80 million, respectively (calculated as our unconsolidated affiliates' total indebtedness as of such date multiplied by our percentage membership interest in such assets). We also had $491 million of letters of credit outstanding to support contracted obligations at our project-level entities as of June 30, 2019. In addition, the indenture governing the notes permits us, subject to certain covenant limitations, to provide credit support for the obligations of the non-guarantor subsidiaries and such credit support may be effectively senior to our obligations under the notes. Further, the indenture governing the notes allows us to transfer assets, including certain specified facilities, to the non-guarantor subsidiaries.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

        Much of our business is conducted through our subsidiaries. Although certain of our subsidiaries will guarantee the notes, some of our subsidiaries will not become guarantors and thus will not be obligated to make funds available to us for payment on the notes. Our ability to make payments on the notes will be dependent on the earnings and the distribution of funds from subsidiaries, some of which are non-guarantors. Our subsidiaries are permitted under the terms of the indenture to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. Furthermore, certain of our subsidiaries and affiliates are already subject to project financing. Such entities will not guarantee our obligations on the notes. The debt agreements of these subsidiaries and project affiliates generally restrict their ability to pay dividends, make distributions or otherwise transfer funds to us.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of notes and/or that restrictions in our Revolving Credit Facility or other senior indebtedness will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Notes—Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims in respect of a guarantee can be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee can be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor will be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it cannot pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities for which there is no established trading market. We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system.

        The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes or exchange notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the Exchange Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes.

        We offered the Old Notes in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the Old Notes may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We are conducting the exchange offer pursuant to an effective registration statement, whereby we are offering to exchange the Old Notes for nearly identical notes that you will be able to trade without registration under the Securities Act provided you are not one of our affiliates. We cannot assure you that this exchange offer will be conducted in a timely fashion. Moreover, we cannot assure you that an active or liquid trading market for the Exchange Notes will develop. See "Exchange Offer."

Risks related to the exchange offer

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion under the caption "Exchange Offer—Consequences of failure to exchange."

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC, as depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

  •
  a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of Old Notes who would like to tender Old Notes in exchange for Exchange Notes should allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "Exchange Offer—Procedures for tendering Old Notes through brokers and banks" and "Exchange Offer—Consequences of failure to exchange."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

An active trading market may not develop for the Exchange Notes.

        The Exchange Notes have no established trading market and will not be listed on any securities exchange. The initial purchasers are not obligated to make a market in the Exchange Notes. The liquidity of any market for the exchange notes will depend upon various factors, including:

  •
  the number of holders of the exchange notes;

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  the interest of securities dealers in making a market for the Exchange Notes;

  •
  the overall market for high yield securities;

  •
  our financial performance or prospects; and

  •
  the prospects for companies in our industry generally.

        Accordingly, we cannot assure you that a market or liquidity will develop for the Exchange Notes.

 FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated into this prospectus by reference, contains "forward-looking statements," which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as "believes," "plans," "intends," "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target," "goal," "objective," "outlook" and similar expressions), are forward-looking statements. These factors, risks and uncertainties include the factors described elsewhere in this prospectus, under Item 1A—Risk Factors in Part I of the 2018 Form 10-K and in Part II of the First Quarter Form 10-Q and the Second Quarter Form 10-Q, each of which is incorporated in this prospectus by reference, as well as the following:

  •
  Potential risks related to the PG&E Bankruptcy;

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  Our ability to maintain and grow our quarterly distributions;

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  Potential risks related to our relationships with GIP and CEG;

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  Our ability to successfully transition services previously provided by NRG;

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  Our ability to successfully identify, evaluate and consummate acquisitions from third parties;

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  Our ability to acquire assets from GIP or CEG;

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  Our ability to raise additional capital due to our indebtedness, corporate structure, market conditions or otherwise;

  •
  Changes in law, including judicial decisions;

  •
  Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

  •
  Our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

  •
  The willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

  •
  Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices as current offtake agreements expire;

  •
  Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

  •
  Operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of certain subsidiaries and project-level subsidiaries generally, in the Clearway Energy Operating LLC amended and restated revolving credit facility and in the indentures governing the Senior Notes;

  •
  Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide coverage;

  •
  Our ability to engage in successful mergers and acquisitions activity; and

  •
  Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward.

        Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ from those contemplated in any forward-looking statements included in this prospectus or incorporated herein by reference should not be construed as exhaustive.

EXCHANGE OFFER

Purpose of the exchange offer

        The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The Old Notes were originally issued and sold on October 1, 2018, to the initial purchasers, pursuant to the purchase agreement dated September 17, 2018. The Old Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4 (2) of the Securities Act. The concurrent resale of the Old Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the U.S. to a non-U.S. person in a transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), (v) in accordance with another exemption from the registration requirements of the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes. Under some circumstances, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes to these holders.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Terms of the exchange offer; period for tendering outstanding Old Notes

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. We will issue the Exchange Notes promptly after expiration of the exchange offer.

        Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

  •
  the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer; and

  •
  the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes.

        The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the indenture governing the Old Notes.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain specified events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

        Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and expenses" and "—Transfer taxes" below.

        The exchange offer will remain open for at least 20 full business days. The term "expiration date" will mean 12:00 midnight, New York City time, on                        , 2019, unless we extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

  •
  notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

  •
  mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

        We reserve the right:

  •
  if any of the conditions below under the heading "Conditions to the Exchange Offer" shall have not been satisfied, to delay accepting any Old Notes in connection with the extension of the exchange offer, to extend the exchange offer, or to terminate the exchange offer, or

  •
  to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

        Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice by us to the registered holders.

Required representations

        To participate in the exchange offer, we require that you represent to us, among other things, that:

  •
  you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

  •
  neither you nor any other person acquiring Exchange Notes for your Old Notes in the exchange offer is engaging in or intends to engage in (or entered into any arrangement or understanding with any person to participate in) a distribution of the Exchange Notes within the meaning of the federal securities laws;

  •
  neither you nor any other person acquiring Exchange Notes for your Old Notes in the exchange offer is our "affiliate" as defined under Rule 405 of the Securities Act;

  •
  if you or another person acquiring Exchange Notes in exchange for Old Notes in the exchange offer is a broker dealer:

  •
  the Old Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities;

  •
  neither you nor any other person acquiring Exchange Notes for your Old Notes in the exchange offer has entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes; and

  •
  you or such other person acquiring Exchange Notes for your Old Notes in the exchange offer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act); and

  •
  you are not acting on behalf of any person or entity that could not truthfully make those representations.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

Resale of Exchange Notes

        Based on interpretations of the SEC Staff set forth in no-action letters issued to unrelated third parties, we believe that Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  such holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  such Exchange Notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in the distribution of such Exchange Notes.

        Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes, who is an affiliate of ours or who is a broker or dealer who acquired Old Notes directly from us:

  •
  cannot rely on the position of the Staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        If, as stated above, a holder cannot rely on the position of the Staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

        With regard to broker-dealers, only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus.

        Please read the section captioned "Plan of Distribution" for more details regarding these procedures for the transfer of Exchange Notes.

Procedures for tendering Old Notes through brokers and banks

        Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 12:00 MIDNIGHT (NEW YORK CITY TIME) DEADLINE ON                        , 2019.

        You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

        The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes. We reserve the absolute right to:

  •
  reject any and all tenders of any particular Old Note not properly tendered;

  •
  refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

        Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for brokers and custodian banks; DTC ATOP accounts

        In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent's Message as described below.

        The exchange agent, on our behalf, will seek to establish separate Automated Tender Offer Program ("ATOP") accounts with respect to each series of outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into the relevant ATOP account in accordance with DTC's procedures for such transfers. Although delivery of the Old Notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an Agent's Message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth in this prospectus prior to 12:00 midnight, New York City time on to the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant has received the letter of transmittal and this prospectus and agrees to be bound by the terms of the letter of transmittal and the exchange offer set forth in this prospectus and that we may enforce such agreement against the participant.

        Each Agent's Message must include the following information:

  •
  Name of the beneficial owner tendering such Old Notes;

  •
  Account number of the beneficial owner tendering such Old Notes;

  •
  Principal amount of Old Notes tendered by such beneficial owner; and

  •
  A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under "—Required representations."

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of Old Notes through DTC, delivery of a letter of transmittal, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Acceptance of outstanding Old Notes for exchange; Delivery of Exchange Notes

        We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. We will issue the Exchange Notes promptly after termination of the exchange offer. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Old Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

Guaranteed delivery procedures

        If you desire to tender Old Notes pursuant to the exchange offer and (1) time will not permit your letter of transmittal and all other required documents to reach the exchange agent on or prior to the expiration date, or (2) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date, you may nevertheless tender such Old Notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

  •
  you must effect your tender through an "eligible guarantor institution";

  •
  a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

  •
  a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above, together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three business days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal rights

        You may withdraw your tender of Old Notes at any time before 12:00 midnight, New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send a telegram, telex, letter or facsimile transmission notice of withdrawal (or in the case of Old Notes transferred by book-entry transfer, an electronic ATOP transmission notice of withdrawal) so that it is received by the exchange agent before 12:00 midnight, New York City time, on the expiration date. Such notice of withdrawal must:

  •
  specify the name of the person that tendered the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited;

  •
  if applicable, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such notes are to be registered, if different from that of the registered holder.

        We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions to the exchange offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us, prior to the expiration date:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  (1)
  seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction;

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer;

  (3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

  •
  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that would, directly or indirectly, result in any of the consequences referred to in clauses (1), (2) or (3) above or would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above;

  •
  any of the following has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

  (2)
  any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer;

  (3)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S. or any limitation by any governmental agency or authority which adversely affects the extension of credit;

  (4)
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the U.S., or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

  •
  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes;

  •
  there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

  •
  any law, statute, rule or regulation shall have been adopted or enacted which would impair our ability to proceed with the exchange offer;

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval necessary for the consummation of the exchange offer as contemplated hereby has not been obtained; or

  •
  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

        If any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange agent

        We have appointed Delaware Trust Company as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

DELAWARE TRUST COMPANY, EXCHANGE AGENT

By Registered or Certified Mail or	Facsimile Transmission:	By Hand Delivery:
Overnight Carrier:	(for eligible institutions only)
Delaware Trust Company	(302) 636-8666	Delaware Trust Company
251 Little Falls Drive		251 Little Falls Drive
Wilmington, DE 19808	Confirm by Telephone:	Wilmington, DE 19808
Attention: Trust Administration	(877) 374-6010	Attention: Trust Administration

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and expenses

        The principal solicitation is being made through DTC by Delaware Trust Company, as exchange agent on our behalf. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable costs and expenses (including reasonable fees, costs and expenses of its counsel) incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

        Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates' officers employees and by persons so engaged by the exchange agent.

Accounting treatment

        The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer taxes

        If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

        YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

        If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the respective indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Note provides for if we do not complete the exchange offer.

Consequences of failure to exchange

        The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

  •
  to us upon redemption thereof or otherwise;

  •
  so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the U.S. who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

  •
  outside the U.S. to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  •
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the U.S.

        Under certain limited circumstances, the Registration Rights Agreement requires that we file a shelf registration statement if:

  •
  we are not permitted by applicable law or SEC policy to file a registration statement covering the exchange offer or to consummate the exchange offer; or

  •
  any holder of the Old Notes notifies the Issuer prior to the 20th calendar day following the consummation of the exchange offer that:

  •
  it is prohibited by law or SEC policy from participating in the exchange offer;

  •
  it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

    •
    it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer.

        We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

        Old Notes may be subject to restrictions on transfer until:

  •
  a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

  •
  a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

  •
  the Old Notes are sold under an effective shelf registration statement that we have filed; or

  •
  the Old Notes are sold to the public under Rule 144 of the Securities Act

 USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds, or otherwise, from the issuance of the Exchange Notes. The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

 DESCRIPTION OF THE NOTES

        In this description, "Clearway Energy Operating LLC" refers only to Clearway Energy Operating LLC and not to any of its subsidiaries or parent entities.

        Clearway Energy Operating LLC issued the Old Notes under an indenture (the "indenture") among Clearway Energy Operating LLC, the Guarantors named therein and Delaware Trust Company, as trustee. The terms of the Exchange Notes offered in exchange for the Old Notes will be substantially identical to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the Old Notes (as described under "Exchange Offer—Purpose of the exchange offer") will not apply to the Exchange Notes. As a result, we refer to the Exchange Notes and the Old Notes collectively as the "notes" for purposes of the following summary.

        The statements under this caption relating to the indenture and the notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the indenture and the notes and those terms made part of the indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The definitions of certain capitalized terms used in the following summary are set forth under the caption "—Certain Definitions." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture and the registration rights agreement. Copies of the indenture are available upon request from Clearway Energy Operating LLC. We urge you to read these documents carefully because they, and not the following description, govern your rights as a holder.

        The registered holder of a note is treated as the owner of it for all purposes. Only registered holders of notes have rights under the indenture.

Brief Description of the Notes

        The notes:

  •
  will be general unsecured obligations of Clearway Energy Operating LLC;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of Clearway Energy Operating LLC, including Clearway Energy Operating LLC's Indebtedness under the Credit Agreement;

  •
  will be senior in right of payment to any future subordinated Indebtedness of Clearway Energy Operating LLC; and

  •
  will be unconditionally guaranteed on a joint and several basis by the Guarantors.

        The notes will be effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of Clearway Energy Operating LLC and the Guarantors, and any other secured Indebtedness (including any secured Hedging Obligations) of Clearway Energy Operating LLC or the Guarantors, in each case to the extent of the value of the assets that secure the Credit Agreement or such other secured Indebtedness. See "Risk Factors—Risks related to the notes—In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations."

The Parent Guarantor

        The notes will be guaranteed by Clearway LLC (the "Parent Guarantor"). The Parent Guarantee of the notes:

  •
  will be a general unsecured obligation of the Parent Guarantor;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of the Parent Guarantor, including the Parent Guarantor's guarantee under the Credit Agreement; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of the Parent Guarantor.

        However, the Parent Guarantor's guarantee of the notes will be effectively subordinated to the Parent Guarantor's guarantee under the Credit Agreement and any other secured Indebtedness of the Parent Guarantor (including any secured Hedging Obligations), in each case, to the extent of the value of the assets of the Parent Guarantor that secure the Credit Agreement or such other secured Indebtedness.

The Subsidiary Guarantors

        In addition to the Parent Guarantee, the notes will initially be guaranteed by each Wholly Owned Subsidiary of Clearway Energy Operating LLC that guarantees any obligations of Clearway Energy Operating LLC under the Credit Agreement of Clearway Energy Operating LLC. Each Subsidiary Guarantee of the notes:

  •
  will be a general unsecured obligation of the Subsidiary Guarantor;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of that Subsidiary Guarantor, including such Subsidiary Guarantor's guarantee under the Credit Agreement; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of that Subsidiary Guarantor.

        However, each Subsidiary Guarantor's guarantee of the notes will be effectively subordinated to such Subsidiary Guarantor's guarantee under the Credit Agreement and any other secured Indebtedness of such Subsidiary Guarantor (including any secured Hedging Obligations), in each case, to the extent of the value of the assets of such Subsidiary Guarantor that secure the Credit Agreement or such other secured Indebtedness.

        The operations of Clearway Energy Operating LLC are primarily conducted through its subsidiaries and, therefore, Clearway Energy Operating LLC depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. Not all of Clearway Energy Operating LLC's subsidiaries will guarantee the notes. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables, lease obligations, project financing and other indebtedness for borrowed money and Hedging Obligations) of these non-guarantor subsidiaries. Any right of Clearway Energy Operating LLC to receive assets of any of its subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that Clearway Energy Operating LLC is itself recognized as a creditor of the subsidiary, in which case its claims would still be subordinated in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Clearway Energy Operating LLC. The Subsidiary Guarantors accounted for approximately 1% of Clearway Energy Operating LLC's revenues from operations for the fiscal year ended December 31, 2018 and the six months ended June 30, 2019. The

Subsidiary Guarantors held approximately 9% of Clearway Energy Operating LLC's consolidated assets as of June 30, 2019. As of June 30, 2019, Clearway Energy Operating LLC's non-guarantor subsidiaries had approximately $2,757 million in aggregate principal amount of non-current liabilities and outstanding trade payables of approximately $57 million.

Principal, Maturity and Interest

        Clearway Energy Operating LLC will issue up to $600.0 million aggregate principal amount of Exchange Notes in this offering. Clearway Energy Operating LLC may issue additional notes of the same series under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture. The notes and any additional notes of the same series subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        Clearway Energy Operating LLC will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on October 15, 2025.

        Interest will accrue at the rate of 5.750% per annum, and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2019. Clearway Energy Operating LLC will make each interest payment to the holders of record on the immediately preceding April 1 and October 1, respectively.

        Interest on the notes will accrue from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to Clearway Energy Operating LLC, Clearway Energy Operating LLC will pay or cause to be paid all principal, interest and premium on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Clearway Energy Operating LLC elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Clearway Energy Operating LLC may change the paying agent or registrar without prior notice to the holders of the notes, and Clearway Energy Operating LLC or any of its Subsidiaries or parent entities may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders of the notes will be required to pay all taxes due on transfer. Clearway Energy Operating LLC is not required to transfer or exchange any note selected for redemption. Also, Clearway Energy Operating LLC is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Parent Guarantee

        Clearway Energy Operating LLC's payment obligations under the notes will be guaranteed on a full and unconditional basis by the Parent Guarantor. The obligations of the Parent Guarantor under the Parent Guarantee will be limited as necessary to prevent the Parent Guarantee from constituting a fraudulent conveyance under Applicable Law. See "Risk Factors—Risks related to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors."

Subsidiary Guarantees

        Clearway Energy Operating LLC's payment obligations under the notes will be guaranteed on a full and unconditional basis by each of the Subsidiary Guarantors. These Subsidiary Guarantees will be joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under Applicable Law. See "Risk Factors—Risks related to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Clearway Energy Operating LLC or a Subsidiary of Clearway Energy Operating LLC;

          (2)   in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Clearway Energy Operating LLC or a Subsidiary of Clearway Energy Operating LLC, if following such sale or other disposition, that Subsidiary Guarantor is no longer a direct or indirect Subsidiary of Clearway Energy Operating LLC;

          (3)   upon repayment in full of the notes;

          (4)   upon defeasance or satisfaction and discharge of the notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;"

          (5)   upon a dissolution of a Subsidiary Guarantor that is permitted under the indenture; or

          (6)   otherwise with respect to the Guarantee of any Subsidiary Guarantor:

            (a)   upon the prior consent of holders of at least a majority in aggregate principal amount of the notes then outstanding;

            (b)   if Clearway Energy Operating LLC has Indebtedness outstanding under the Credit Agreement at that time, upon the consent of the requisite lenders under the Credit Agreement to the release of such Subsidiary Guarantor's Guarantee of all Obligations under the Credit Agreement, or, if there is no Indebtedness of Clearway Energy Operating LLC outstanding under the Credit Agreement at that time, upon the requisite consent of the holders of all other Material Indebtedness of Clearway Energy Operating LLC that is guaranteed by such Subsidiary Guarantor at that time outstanding to the release of such Subsidiary Guarantor's Guarantee of all Obligations with respect to all such other Material Indebtedness that is guaranteed by such Subsidiary Guarantor at that time; or

            (c)   if Clearway Energy Operating LLC has Indebtedness outstanding under the Credit Agreement at that time, upon the release of such Subsidiary Guarantor's Guarantee of all Obligations of Clearway Energy Operating LLC under the Credit Agreement, or, if there is no Indebtedness of Clearway Energy Operating LLC outstanding under the Credit Agreement at that time, upon the release of such Subsidiary Guarantor's Guarantee of all Obligations with respect to all other Material Indebtedness of Clearway Energy Operating LLC at that time outstanding.

Optional Redemption

        At any time prior to October 15, 2021, Clearway Energy Operating LLC may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes, upon not less than 15 nor more than 60 days' prior notice, at a redemption price equal to 105.750% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, with an amount equal to the net cash proceeds of one or more Equity Offerings, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

          (1)   at least 65% of the aggregate principal amount of the notes issued in this offering (excluding notes held by Clearway Energy Operating LLC, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to October 15, 2021, Clearway Energy Operating LLC may on any one or more occasions redeem all or a part of the notes, upon not less than 15 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraphs, the notes will not be redeemable at Clearway Energy Operating LLC's option prior to October 15, 2021.

        On or after October 15, 2021, Clearway Energy Operating LLC may on any one or more occasions redeem all or a part of the notes upon not less than 15 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2021	102.875%
2022	101.437%
2023 and thereafter	100.000%

        Clearway Energy Operating LLC and its affiliates are not prohibited, however, from acquiring the notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate the indenture.

Mandatory Redemption

        Clearway Energy Operating LLC will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control Triggering Event

        If a Change of Control Triggering Event occurs, each holder of notes will have the right to require Clearway Energy Operating LLC to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture.

        In the Change of Control Offer, Clearway Energy Operating LLC will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, on the notes to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, Clearway Energy Operating LLC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Clearway Energy Operating LLC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Clearway Energy Operating LLC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, Clearway Energy Operating LLC will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Clearway Energy Operating LLC.

        The paying agent will promptly distribute to each holder of notes properly tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Clearway Energy Operating LLC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Clearway Energy Operating LLC to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable.

        Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that Clearway Energy Operating LLC repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Clearway Energy Operating LLC will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Clearway Energy Operating LLC and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        If holders of not less than 90.0% in aggregate principal amount of the outstanding notes validly tender and not withdraw such notes in a Change of Control Offer and Clearway Energy Operating, or any third party making a Change of Control Offer in lieu of Clearway Energy Operating as described above, purchases all of the notes validly tendered and not withdrawn by such holders, all of the Holders of the Notes will be deemed to have validly tendered their notes and not withdrawn and, accordingly, Clearway Energy Operating will have the right, upon not less than 15 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Clearway Energy Operating LLC and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all," and there is no precise established definition of the phrase under Applicable Law. Accordingly, the ability of a holder of notes to require Clearway Energy Operating LLC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Clearway Energy Operating LLC and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee for the notes will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any redemption notice may, in Clearway Energy Operating LLC's discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption notice is subject to satisfaction of one or more conditions precedent, such notice will state that, at Clearway Energy Operating LLC's discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the redemption date, or by the redemption date so delayed.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption so long as Clearway Energy Operating LLC has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and premium, if any, on, the notes to be redeemed.

Certain Covenants

Liens

        Clearway Energy Operating LLC will not, and will not permit any Subsidiary Guarantor, to create or permit to exist any Lien upon any Principal Property owned by Clearway Energy Operating LLC or any Subsidiary Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of Clearway Energy Operating LLC to secure any Indebtedness of Clearway Energy Operating LLC or any Subsidiary Guarantor without providing for the notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:

          (1)   Liens securing Indebtedness of Clearway Energy Operating LLC or any Subsidiary Guarantor under one or more Credit Facilities in an aggregate principal amount pursuant to this clause (1), measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greatest of (a) 20% of Total Assets, (b) $1.0 billion and (c) 2.5 times Adjusted LTM CAFD;

          (2)   Existing Liens;

          (3)   Liens securing Indebtedness of any Person that (a) is acquired by Clearway Energy Operating LLC or any of its Subsidiaries after the date of the indenture, (b) is merged or amalgamated with or into Clearway Energy Operating LLC or any of its Subsidiaries after the date of the indenture or (c) becomes consolidated in the financial statements of Clearway Energy Operating LLC or any of its Subsidiaries after the date of the indenture in accordance with GAAP; provided, however, that in each case contemplated by this clause (3), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, Clearway Energy Operating LLC or any of its Subsidiaries;

          (4)   Liens securing Indebtedness of Clearway Energy Operating LLC or any Subsidiary Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing (and related contracts, intangibles, and other assets that are incidental thereto or arise therefrom (including accessions thereto and replacements or proceeds thereof));

          (5)   Liens in favor of Clearway Energy Operating LLC or any of its Subsidiaries;

          (6)   Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by Clearway Energy Operating LLC in its reasonable discretion acting in good faith);

          (7)   Liens relating to current or future escrow arrangements securing Indebtedness of Clearway Energy Operating LLC or any Subsidiary Guarantor;

          (8)   Liens to secure Environmental CapEx Debt or Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt;

          (9)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Clearway Energy Operating LLC or any Guarantor, including rights of offset and set-off;

          (10) Refinancing Liens;

          (11) Liens on the stock or assets of Project Subsidiaries securing Project Debt or Tax Equity Financing of one or more Project Subsidiaries;

          (12) Liens on cash and cash equivalents securing Indebtedness incurred to finance an acquisition of assets or a business or multiple businesses; provided, that within 180 days from the date the related Indebtedness was Incurred, such cash or cash equivalents are used to (a) fund the acquisition (or a similar transaction), including any related fees and expenses, and the related Indebtedness is (1) secured by Liens otherwise permitted under this covenant or (2) unsecured; or (b) retire or repay the Indebtedness that it secures and to pay any related fees and expenses; and

          (13) other Liens, in addition to those permitted in clauses (1) through (12) above, securing Indebtedness of Clearway Energy Operating LLC or any Subsidiary Guarantor having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 2.0% of Total Assets and (ii) $100.0 million.

        Liens securing Indebtedness under the Credit Agreement existing on the date of the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above. For purposes of determining compliance with this "Liens" covenant, in the event that a proposed Lien meets the criteria of more than one of the categories of Liens described in clauses (1) through (13) above, Clearway Energy Operating LLC will be permitted to classify such Lien on the date of its incurrence, or later reclassify all or a portion of such Lien, in any manner that complies with this covenant.

        If Clearway Energy Operating LLC or any Subsidiary Guarantor proposes to create or permit to exist any Lien upon any Principal Property owned by Clearway Energy Operating LLC or any Subsidiary Guarantor or upon any Equity Interests or Indebtedness of any direct or indirect Subsidiary of Clearway Energy Operating LLC to secure any Indebtedness, other than as permitted by clauses (1) through (13) of the previous paragraph, Clearway Energy Operating LLC will give prior written notice thereof to the trustee, who will give notice to the holders of notes, and Clearway Energy Operating LLC will further agree, prior to or simultaneously with the creation of such Lien, effectively to secure all the notes equally and ratably with (or prior to) such other Indebtedness, for so long as such other Indebtedness is so secured.

Merger, Consolidation or Sale of Assets

        Neither the Parent Guarantor nor Clearway Energy Operating LLC will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent Guarantor or Clearway Energy Operating LLC is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Guarantor or the Parent Guarantor and its Subsidiaries taken as a whole or Clearway Energy Operating LLC or Clearway Energy Operating LLC and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1)   either: (a) the Parent Guarantor or Clearway Energy Operating LLC, as the case may be, is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or Clearway Energy Operating LLC, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the

  United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the notes pursuant to a supplemental indenture duly executed by the trustee;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or Clearway Energy Operating LLC, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent Guarantor or Clearway Energy Operating LLC, as the case may be, under the notes and the indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the trustee; and

          (3)   immediately after such transaction, no Default or Event of Default exists.

        In addition, neither the Parent Guarantor nor Clearway Energy Operating LLC may, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries' properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to (1) a merger of the Parent Guarantor or Clearway Energy Operating LLC, as the case may be, with an Affiliate solely for the purpose of reforming the Parent Guarantor or Clearway Energy Operating LLC, as the case may be, in another jurisdiction or forming a direct or indirect holding company of Clearway Energy Operating LLC that is a Wholly Owned Subsidiary of the Parent Guarantor; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Parent Guarantor, Clearway Energy Operating LLC and their respective Subsidiaries, including by way of merger or consolidation.

Additional Guarantees

        If,

          (1)   Clearway Energy Operating LLC or any of its Subsidiaries acquires or creates another Wholly Owned Subsidiary after the issue date and such Wholly Owned Subsidiary Guarantees any Obligations of Clearway Energy Operating LLC under the Credit Agreement, or

          (2)   any Wholly Owned Subsidiary of Clearway Energy Operating LLC that does not currently Guarantee any Obligations of Clearway Energy Operating LLC under the Credit Agreement subsequently Guarantees any Obligations of Clearway Energy Operating LLC under the Credit Agreement, or

          (3)   if there is no Indebtedness of Clearway Energy Operating LLC outstanding under the Credit Agreement at that time, any Wholly Owned Subsidiary of Clearway Energy Operating LLC (including any newly acquired or created Wholly Owned Subsidiary) Guarantees any Obligations with respect to any other Material Indebtedness of Clearway Energy Operating LLC, then such newly acquired or created Wholly Owned Subsidiary or Wholly Owned Subsidiary that subsequently fully and unconditionally Guarantees obligations under the Credit Agreement or other Material Indebtedness of Clearway Energy Operating LLC, as the case may be, will become a Guarantor of the notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 60 business days of the date on which it was acquired or created or guaranteed other Material Indebtedness of Clearway Energy Operating LLC, as the case may be.

Reports

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, Clearway Energy Operating LLC will furnish or cause to be furnished to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods (including any extensions thereof) specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Clearway Energy Operating LLC were required to file such reports; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if Clearway Energy Operating LLC were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Clearway Energy Operating LLC's consolidated financial statements by Clearway Energy Operating LLC's independent registered public accounting firm. In addition, after consummation of the exchange offer contemplated by the registration rights agreement, Clearway Energy Operating LLC will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing). To the extent such filings are made, the reports will be deemed to be furnished to the trustee and holders of notes.

        If Clearway Energy Operating LLC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Clearway Energy Operating LLC will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Clearway Energy Operating LLC agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Clearway Energy Operating LLC's filings for any reason, Clearway Energy Operating LLC will post the reports referred to in the preceding paragraph on the website of Clearway Inc. within the time periods that would apply if Clearway Energy Operating LLC were required to file those reports with the Commission.

        So long as the Parent Guarantor continues to own, directly or indirectly, all of the Equity Interests of Clearway Energy Operating LLC, the Parent Guarantor may elect to prepare and file and furnish the quarterly, annual and current reports and consolidated financial statements referred to above in respect of the Parent Guarantor and such reports and consolidated financial statements will be deemed to satisfy the obligations of Clearway Energy Operating LLC under this reporting covenant.

        In addition, Clearway Energy Operating LLC, the Parent Guarantor and the Subsidiary Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Holding Company Status

        The Parent Guarantor will not engage in any business, activity or transaction or own any interest (fee, leasehold or otherwise) in any real property, or incur, assume, or suffer to exist any Indebtedness other than:

          (1)   the ownership of debt or equity interests in Clearway Energy Operating LLC;

          (2)   maintaining its corporate existence;

          (3)   participating in tax, accounting and other administrative activities as the parent of a consolidated group of companies, including Clearway Energy Operating LLC;

          (4)   making distributions to holders of its debt or equity interests or to Clearway Energy Operating LLC or any Subsidiary of Clearway Energy Operating LLC;

          (5)   the performance of its obligations under the Exchange Agreement and similar agreements;

          (6)   issuing a Guarantee in respect of, or otherwise becoming liable with respect to, Indebtedness incurred by Clearway Inc., Clearway Energy Operating LLC or any Subsidiary of Clearway Energy Operating LLC and the execution and delivery of any agreements related to the foregoing, including credit agreements, indentures, security agreements, notes and registration rights agreements;

          (7)   issuing equity securities and/or issuing or incurring Indebtedness, including to finance acquisitions; and

          (8)   activities incidental to the businesses or activities described in clauses (1) through (7) above.

Events of Default and Remedies

        Each of the following is an Event of Default with respect to the notes:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in payment when due of the principal of, or premium, if any, on the notes;

          (3)   failure by Clearway Energy Operating LLC or any Guarantor for 60 days after written notice given by the trustee or the holders of at least 25% in aggregate principal amount of the notes that are then outstanding, to comply with any of the other agreements in the indenture;

          (4)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Clearway Energy Operating LLC or any Guarantor (or the payment of which is guaranteed by Clearway Energy Operating LLC or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the issue date, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (i) 1.5% of Total Assets and (ii) $100.0 million;

  provided that this clause (4) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of Clearway Energy Operating LLC;

          (5)   one or more judgments for the payment of money in an aggregate amount in excess of the greater of (i) 1.5% of Total Assets and (ii) $100.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against Clearway Energy Operating LLC or any Guarantor or Guarantors or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

          (6)   except as permitted by the indenture, any Guarantee shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that, if Subsidiaries of Clearway Energy Operating LLC, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that, if Subsidiaries of Clearway Energy Operating LLC, would constitute a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Guarantee(s); and

          (7)   certain events of bankruptcy or insolvency described in the indenture with respect to Clearway Energy Operating LLC or any Guarantor that, if a Subsidiary of Clearway Energy Operating LLC, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of Clearway Energy Operating LLC, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default with respect to the notes arising from certain events of bankruptcy or insolvency with respect to Clearway Energy Operating LLC, any Guarantor or any group of Guarantors that, if subsidiaries of Clearway Energy Operating LLC, taken together, would constitute a Significant Subsidiary, all such notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of such notes that are outstanding may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the notes that are then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing under the indenture, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture unless:

          (1)   such holder has previously given the trustee written notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the notes that are then outstanding have made a written request to the trustee to pursue the remedy;

          (3)   such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   holders of a majority in aggregate principal amount of the notes that are then outstanding have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may, on behalf of the holders of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, such notes.

        Clearway Energy Operating LLC is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Clearway Energy Operating LLC is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member or unitholder of Clearway Energy Operating LLC or any Guarantor, as such, will have any liability for any obligations of Clearway Energy Operating LLC or the Guarantors under the notes, the indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Clearway Energy Operating LLC may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes that are outstanding and all obligations of the Guarantors of such notes discharged with respect to their Guarantees ("Legal Defeasance"), except for:

          (1)   the rights of holders of the notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

          (2)   Clearway Energy Operating LLC's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee for the notes, and Clearway Energy Operating LLC's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture governing such notes.

        In addition, Clearway Energy Operating LLC may, at its option and at any time, elect to have the obligations of Clearway Energy Operating LLC and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   Clearway Energy Operating LLC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and Clearway Energy Operating LLC must specify whether such notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, Clearway Energy Operating LLC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Clearway Energy Operating LLC has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, Clearway Energy Operating LLC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default with respect to the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing other Indebtedness being defeased, discharged or replaced) to which Clearway Energy Operating LLC or any of its Subsidiaries or the Parent Guarantor is a party or by which Clearway Energy Operating LLC or any of its Subsidiaries or the Parent Guarantor is bound;

          (6)   Clearway Energy Operating LLC must deliver to the trustee an officers' certificate stating that the deposit was not made by Clearway Energy Operating LLC with the intent of preferring the holders of the notes over the other creditors of Clearway Energy Operating LLC with the intent of defeating, hindering, delaying or defrauding creditors of Clearway Energy Operating LLC or others; and

          (7)   Clearway Energy Operating LLC must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes outstanding thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing default or compliance with any provision of the indenture or the notes outstanding thereunder may be waived with the consent of the holders of a majority in principal amount of the notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

        Without the consent of each holder of the notes affected thereby, an amendment or waiver may not (with respect to any such notes held by a non-consenting holder):

          (1)   reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any such note or alter the provisions with respect to the redemption of such notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders" and provisions relating to the number of days of notice to be given in the event of a redemption);

          (3)   reduce the rate of or change the time for payment of interest on any such note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any such note payable in currency other than that stated in such notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, or interest or premium on such notes;

          (7)   waive a redemption payment with respect to any such note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

          (8)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, Clearway Energy Operating LLC, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1)   to cure any ambiguity, mistake, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

          (3)   to provide for the assumption of Clearway Energy Operating LLC's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Clearway Energy Operating LLC's assets;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under any indenture of any such holder;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of any indenture under the Trust Indenture Act;

          (6)   to conform the text of the indenture or the notes to any provision of this "Description of the Notes";

          (7)   to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof;

          (8)   to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date hereof; or

          (9)   to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all such notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Clearway Energy Operating LLC, have been delivered to the trustee for such notes for cancellation; or

            (b)   all such notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and Clearway Energy Operating LLC or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   in respect of subclause (b) of clause (1) above, no Default or Event of Default under such indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Clearway Energy Operating LLC or any Guarantor is a party or by which Clearway Energy Operating LLC or any Guarantor is bound;

          (3)   Clearway Energy Operating LLC or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4)   Clearway Energy Operating LLC has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, Clearway Energy Operating LLC must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Clearway Energy Operating LLC or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to the provisions of the indenture, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Clearway Energy Operating LLC, 300 Carnegie Center, Suite 300, Princeton, NJ 08540, Attention: Investor Relations.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Adjusted LTM CAFD" means, as of any date of determination (for purposes of this definition, the "Calculation Date"), the net income of Clearway Energy Operating LLC and its Subsidiaries during the most recent four-quarter period for which financial statements are publicly available as of the Calculation Date, calculated on a consolidated basis in accordance with GAAP, adjusted (without duplication) as follows:

          (1)   plus interest expense, to the extent deducted in calculating net income during such four-quarter period;

          (2)   plus income tax expense, net of income tax benefit, to the extent deducted in calculating net income during such four-quarter period;

          (3)   plus depreciation and amortization, to the extent deducted in calculating net income during such four-quarter period;

          (4)   minus equity in earnings of unconsolidated affiliates to the extent included in net income during four-quarter period;

          (5)   plus cash distributions from unconsolidated affiliates, to the extent not included in net income during such four-quarter period;

          (6)   minus cash interest payments made by Subsidiaries of Clearway Energy Operating LLC that were added back to net income pursuant to clause (1) above;

          (7)   minus cash income tax payments made by Clearway Energy Operating LLC and its Subsidiaries that were added back to net income pursuant to clause (2) above;

          (8)   minus principal payments and repayments of Indebtedness made by Clearway Energy Operating LLC's Subsidiaries, to the extent not deducted in calculating net income during such four-quarter period;

          (9)   plus any decrease or minus any increase in amounts attributable to contract amortization and any recurring changes in other assets;

          (10) minus maintenance capital expenditures, to the extent not deducted in calculating net income during such four-quarter period;

          (11) plus any expenses or charges related to any equity offering, investment, acquisition, disposition, recapitalization or incurrence of Indebtedness permitted to be incurred by the indenture including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the notes and the Credit Agreement, to the extent deducted in calculating net income during such four-quarter period; and

          (12) plus any professional and underwriting fees related to any equity offering, investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the indenture, to the extent deducted in calculating net income during such four-quarter period.

        For purposes of making the computation referred to above:

          (1)   investments and acquisitions that have been made by Clearway Energy Operating LLC or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by Clearway Energy Operating LLC or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Adjusted LTM CAFD attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period; and

          (4)   any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Laws" means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator, governmental authority, independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of such note; or

          (2)   the excess (if any) of:

            (a)   the present value at such redemption date of (i) the redemption price of such note at October 15, 2021 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through October 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the note.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Clearway Energy Operating LLC and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Clearway Energy Operating LLC or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

          (2)   the adoption of a plan relating to the liquidation or dissolution of Clearway Inc., the Parent Guarantor or Clearway Energy Operating LLC;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than (i) the Sponsor or (ii) a corporation owned directly or indirectly by the stockholders of Clearway Inc. in substantially the same proportion as their ownership of stock of Clearway Inc. prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Clearway Inc., measured by voting power rather than number of shares; or

          (4)   the first day on which either (i) Clearway Inc. ceases to be the sole managing member of the Parent Guarantor or (ii) Clearway Energy Operating LLC ceases to be a Wholly Owned Subsidiary of the Parent Guarantor.

        "Change of Control Offer" has the meaning assigned to it in the indenture governing the notes.

        "Change of Control Triggering Event" means (1) a Change of Control has occurred and (2) the notes are downgraded by both S&P and Moody's on any date within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either S&P or Moody's) after the earlier of (a) the occurrence of a Change of Control and (b) public disclosure by Clearway Energy Operating LLC of the occurrence of a Change of Control or Clearway Energy Operating LLC's intention to effect a Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at Clearway Energy Operating LLC's or the trustee's request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such reduction in rating).

        "Clearway LLC" means Clearway Energy LLC.

        "Clearway Inc." means Clearway Energy, Inc.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated April 25, 2014, among Clearway Energy Operating LLC, the Parent Guarantor, each other guarantor from time to time party thereto, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and JPMorgan Chase Bank, N.A., Royal Bank of Canada, Bank of America, N.A. and Barclays Bank PLC, as letter of credit issuers, as described in this prospectus under the heading "Description of Certain Other Indebtedness," as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Environmental CapEx Debt" means Indebtedness of Clearway Energy Operating LLC or any of its Subsidiaries incurred for the purpose of financing capital expenditures to the extent deemed reasonably necessary, as determined by Clearway Energy Operating LLC or any of its Subsidiaries, as applicable, in good faith and pursuant to prudent judgment, to comply with applicable Environmental Laws.

        "Environmental Laws" means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offerings" means any public or private sale after the issue date of Capital Stock of the Parent Guarantor or Clearway Inc., the proceeds of which have been contributed to Clearway Energy Operating LLC as common equity, other than:

          (1)   public offerings with respect to Clearway Inc.'s common stock registered on Form S-4 or Form S-8; and

          (2)   issuances to any Subsidiary of Clearway Inc.

        "Exchange Agreement" means the Amended and Restated Exchange Agreement, dated as of May 14, 2015 by and among NRG Energy, Inc., Clearway Inc. and the Parent Guarantor and each of the other parties thereto from time to time, as amended, supplemented or otherwise modified from time to time, including by that certain Assignment and Assumption Agreement, dated as of August 31, 2018.

        "Exchange Notes" means the notes issued in the Exchange Offer in exchange for the notes offered hereby.

        "Existing Liens" means Liens on the property or assets of Clearway Energy Operating LLC and/or any of its Subsidiaries existing on the date of the indenture securing Indebtedness of Clearway Energy Operating LLC or any of its Subsidiaries (other than Liens incurred pursuant to clause (1) of the covenant described above under the caption "—Liens").

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be re-characterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the issue date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the issue date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) ; provided that standard contractual indemnities which do not relate to Indebtedness shall not be considered a Guarantee.

        "Guarantors" means each of:

          (1)   the Parent Guarantor; and

          (2)   the Subsidiary Guarantors, until such time as they are released pursuant to the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2)   (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below, and surety bonds), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations in respect of sale and leaseback transactions;

          (5)   representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

          (6)   representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

        In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person's property securing such Lien.

        "issue date" means October 1, 2018.

        "Lien" means, with respect to any asset:

          (1)   any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

          (2)   the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

          (3)   in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

        "Material Indebtedness" means, as of any date, any series of Indebtedness with an aggregate principal amount outstanding in excess of the greater of (i) 1.5% of Total Assets, as of such date, and (ii) $100.0 million.

        "Moody's" means Moody's Investors Service, Inc. or any successor entity.

        "Necessary CapEx Debt" means Indebtedness of Clearway Energy Operating LLC or any of its Subsidiaries incurred for the purpose of financing capital expenditures (other than capital expenditures financed by Environmental CapEx Debt) that are required by Applicable Law or are undertaken for health and safety reasons. The term "Necessary CapEx Debt" does not include any Indebtedness incurred for the purpose of financing capital expenditures undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Parent Guarantee" means the Guarantee by the Parent Guarantor of Clearway Energy Operating LLC's obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Parent Guarantor" means Clearway LLC and its successors and assigns.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by Clearway Energy Operating LLC or any Guarantor and having a net book value in excess of 2.0% of Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the opinion of the Board of Directors is not of material importance to the business conducted by Clearway Energy Operating LLC and its consolidated Subsidiaries, taken as a whole.

        "Pro Forma Cost Savings" means, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by Clearway Energy Operating LLC's Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only to the extent such reductions in costs and related adjustments are so projected by Clearway Energy Operating LLC to be realized prior to the end of the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

        "Project Debt" means Indebtedness of one or more Project Subsidiaries incurred for the purpose of holding, leasing, developing, constructing or acquiring energy generating, transmission or distribution assets, or assets related thereto, or any other power or energy facility or any assets related thereto,; provided that Clearway Energy Operating is not liable with respect to such Indebtedness except to the extent of a non-recourse pledge of equity interests in one or more Project Subsidiaries.

        "Project Subsidiary" means any Subsidiary of Clearway Energy Operating held for the purpose of holding, leasing, developing, constructing or acquiring energy generating, transmission or distribution assets, or assets related thereto, or any other power or energy facility or any assets related thereto, and any Subsidiary of Clearway Energy Operating whose assets consist primarily of equity interests in one or more other Project Subsidiaries; provided that a Subsidiary will cease to be a Project Subsidiary if it Guarantees any Indebtedness of Clearway Energy Operating other than obligations of Clearway Energy Operating related to Project Debt of one or more Project Subsidiaries.

        "Refinancing Liens" means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (2) through (10) of the covenant described above under the caption "—Liens;" provided that Refinancing Liens do not (a) extend to property or assets other than property or assets of the type that were subject to the original Lien or (b) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced, plus the amount of any fees and expenses (including premiums) related to any such extension, renewal, replacement or refinancing.

        "S&P" means Standard & Poor's Ratings Group or any successor entity.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Sponsor" means any of (i) Global Infrastructure Management, LLC, (ii) one or more Sponsor Affiliates and (iii) any funds or partnerships or co-investment vehicles managed or advised or controlled by any of the foregoing.

        "Sponsor Affiliate" means any Affiliate of the Sponsor that is not a portfolio company.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the first date it was incurred in compliance with the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of Clearway Energy Operating LLC's obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Subsidiary Guarantors" means:

          (1)   each of Clearway Energy Operating LLC's Wholly Owned Subsidiaries that Guarantees the notes on the date of the indenture, until such time as it is released pursuant to the provisions of the indenture; and

          (2)   any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.

        "Tax Equity Financing" means a tax equity financing entered into solely in connection with the acquisition, expansion, upgrade or refurbishment (or refinancing of any of the foregoing or of any Indebtedness incurred in connection therewith) of or by a Project Subsidiary (and/or another Subsidiary that is a direct or indirect parent company of such Project Subsidiary) of energy generating, transmission or distribution assets, or of any other energy or power facility or any assets related to any of the foregoing that are eligible for renewable energy production tax credits available under Section 45 of the Code or renewable energy investment tax credits available under Section 48 of the Code, as applicable, on an arm's length basis.

        "Total Assets" means, as of any date of determination, the total consolidated assets of Clearway Energy Operating LLC and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent publicly available balance sheet of Clearway Energy Operating LLC as of such date.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2021; provided, however, that if the period from the redemption date to October 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly Owned Subsidiary" means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        The Exchange Notes initially will be represented by one or more global notes in fully registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for the credit to an account of a direct or indirect participant in DTC as described below. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium (if any), and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, premium (if any), and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the global notes for Certificated Notes (as defined below), which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

        Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        A Global Note is exchangeable for certificated notes in fully registered form without interest coupons ("Certificated Securities") only in the following limited circumstances:

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  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

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  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes is and will be limited to such extent.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain U.S. federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

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  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

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  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

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  tax consequences to holders whose "functional currency" is not the U.S. dollar;

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  tax consequences to persons who hold notes through a partnership or similar pass-through entity;

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  U.S. federal gift tax, estate tax or alternative minimum tax consequences, if any; or

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  any state, local or non-U.S. tax consequences.

        The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of tendering Old Notes

        The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for U.S. federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no U.S. federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the U.S. federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

        The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or non-U.S. tax laws, and of any proposed changes in applicable laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

        We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least one year after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

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  in the over-the-counter market;

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  in negotiated transactions; or

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  through the writing of options on the Exchange Notes or a combination of such methods of resale.

        These resales may be made:

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  at market prices prevailing at the time of resale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker or dealer that resells Exchange Notes that were received by it for its own account in the exchange offer or that participants in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act.

        Any profit on any resale of Exchange Notes and any commissions or concessions received by any broker or dealer may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of its Old Notes directly from us and any broker or dealer that participates in a distribution of the Exchange Notes:

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  may not rely on the applicable interpretation of the Staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and therefore may not participate in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Old Notes.

        For a period of one year after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

 LEGAL MATTERS

        Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Certain matters of Connecticut law will be passed on by Murtha Cullina LLP, Hartford, Connecticut.

EXPERTS

        The consolidated financial statements and schedules of Clearway LLC as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firms as experts in accounting and auditing.

Clearway Energy Operating LLC

Exchange Offer for
$600,000,000
5.750% Senior Notes due 2025

PROSPECTUS

                , 2019

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until                    , 2019, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Indemnification under the General Corporation Law and Limited Liability Company Act of the State of Delaware

        Clearway Energy, Inc., the direct parent to Clearway Energy LLC, the direct parent to Clearway Energy Operating LLC is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

        Section 145 of the DGCL ("Section 145"), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Clearway Energy Operating LLC, Alta Wind 1-5 Holding Company, LLC, Alta Wind Company, LLC, Central CA Fuel Cell 1, LLC, Clearway Solar Star LLC, DGPV Holding LLC, ECP Uptown Campus Holdings LLC, Energy Center Caguas Holdings LLC, Fuel Cell Holdings LLC, Portfolio Solar I, LLC, RPV Holding LLC, Solar Flagstaff One LLC, Solar Iguana LLC, Solar Las Vegas MB 1 LLC, Solar Tabernacle LLC, South Trent Holdings LLC, SPP Asset Holdings, LLC, SPP Fund II Holdings, LLC, SPP Fund II, LLC, SPP Fund II-B, LLC, SPP Fund III, LLC, Thermal Canada Infrastructure Holdings LLC, Thermal Infrastructure Development Holdings LLC and UB Fuel

Cell, LLC and Clearway Energy LLC are limited liability companies formed under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Indemnification under the Limited Liability Company Act of the State of Connecticut

        UB Fuel Cell, LLC is a limited liability company formed under the laws of the State of Connecticut. Section 34-143 of the Connecticut Limited Liability Company Act provides that an operating agreement may: (1) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 34-141 and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

Indemnification under the governing documents of Clearway Energy Operating LLC

        The limited liability company agreement of Clearway Energy Operating LLC provides, to the fullest extent permitted by law, the company shall indemnify and hold harmless each covered person from and against any and all claims in which the covered person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. A covered person shall not be entitled to indemnification under this section of the limited liability company agreement thereunder with respect to (i) any claim with respect to which such covered person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such covered person unless such claim (or part thereof) (A) was brought to enforce such covered person's rights to indemnification thereunder or (B) was authorized or consented to by the board of directors. Expenses incurred by a covered person in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such covered person to repay such amount if it shall be ultimately determined that such covered person is not entitled to be indemnified by the company as authorized by this section of the limited liability company agreement thereunder.

Indemnification under the governing documents of the Guarantors

        The limited liability company agreement of Clearway Energy LLC provides, to the fullest extent permitted by applicable law but subject to the limitations expressly provided in the limited liability company agreement thereunder, all indemnitees shall be indemnified and held harmless by the company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties (including excise and similar taxes and punitive damages), interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its acting in the capacity that gave rise to its status as an indemnitee; provided, that the indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification pursuant to this section of the limited liability company agreement thereunder, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee's conduct was unlawful.

        Any indemnification pursuant to this section of the limited liability company agreement thereunder shall be made only out of the assets of the company, it being agreed that the managing member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the company to enable it to effectuate such indemnification. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an indemnitee who is indemnified pursuant to this section of the limited liability company agreement thereunder in defending any proceeding shall, from time to time, be advanced by the company prior to a determination that the indemnitee is not entitled to be indemnified upon receipt by the company of any undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized in this section of the limited liability company agreement thereunder. In no event may an indemnitee subject the members to personal liability by reason of the indemnification provisions set forth in the limited liability company agreement thereunder. An indemnitee shall not be denied indemnification in whole or in part under this section of the limited liability company agreement thereunder because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the limited liability company agreement thereunder. Notwithstanding anything to the contrary set forth in the limited liability company agreement thereunder, no indemnitee shall be liable for monetary damages to the company, the members or any other persons who have acquired interests in the company, for losses sustained or liabilities incurred as a result of any act or omission of an indemnitee unless there has been a final and nonappealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee's conduct was criminal. To the extent that, at law or in equity, an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the company or to the members, the managing member and any other indemnitee acting in connection with the company's business or affairs shall not be liable to the company or to any member for its good faith reliance on the provisions of the limited liability company agreement thereunder.

        The limited liability company agreements of Alta Wind 1-5 Holding Company, LLC, Alta Wind Company, LLC and South Trent Holdings LLC provide, to the fullest extent permitted by law, the company shall indemnify and hold harmless each covered person from and against any and all claims in which the covered person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. A covered person shall not be entitled to indemnification under this section of the limited liability company agreement thereunder with respect to (i) any claim with respect to which such covered person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such covered person unless such claim (or part thereof) (A) was brought to enforce such covered person's rights to indemnification thereunder or (B) was authorized or consented to by the board of directors. Expenses incurred by a covered person in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such covered person to repay such amount if it shall be ultimately determined that such covered person is not entitled to be indemnified by the company as authorized by this section of the limited liability company agreement thereunder.

        The limited liability company agreements of each of Central CA Fuel Cell 1, LLC, Clearway Solar Star LLC, DGPV Holding LLC, ECP Uptown Campus Holdings LLC, Energy Center Caguas Holdings LLC, Fuel Cell Holdings LLC, Portfolio Solar I, LLC, RPV Holding LLC, Solar Flagstaff One LLC, Solar Iguana LLC, Solar Las Vegas MB 1 LLC, Solar Tabernacle LLC, SPP Asset Holdings, LLC, SPP Fund II Holdings, LLC, SPP Fund II, LLC, SPP Fund II-B, LLC, SPP Fund III, LLC, Thermal Canada Infrastructure Holdings LLC, Thermal Infrastructure Development Holdings LLC and UB Fuel Cell, LLC provide, to the fullest extent permitted by law, and without in any way limiting the indemnification provisions set forth in the certificate of incorporation or bylaws of Clearway Inc., or any successor governing documents, each covered party who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he is or was a covered person or, while a covered person, is or was serving at the request of the company or any parent or subsidiary of the company as an indemnitee, shall be indemnified and held harmless by the company to the fullest extent authorized by the Delaware Limited Liability Company Act, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees and costs, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased be a director, officer, employee, partner, member, manager, fiduciary agent, or covered person, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification or advance of expenses, the company shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the majority members.

Other Contractual Indemnification

Indemnification Agreements

        Clearway Inc. has entered into indemnification agreements with each of its current directors and officers. These agreements require Clearway Inc. to indemnify these individuals to the fullest extent permitted by the DGCL if by reason of their service to the company or by reason of anything done or not done by them in any such capacity, they are a party or are threatened to be made a party to any proceeding. Indemnitees shall be indemnified against all liabilities and expenses actually incurred by or on behalf of indemnitees in connection with such proceeding if indemnitee acted in good faith and in a manner indemnitee reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no such indemnification in proceedings by or in the name of the company shall be made in respect of any claim, issue, or matter in such proceeding as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of indemnitee to the company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, the company may indemnify indemnitee for such liabilities and expenses.

        No indemnification shall be paid to indemnitees (a) to the extent expressly prohibited by Delaware law or the company's certificate of incorporation or bylaws; (b) for which payment is actually made to indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the company or any other company or organization on whose board or other governing body indemnitee serves at the request of the company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; (c) in connection with any proceeding (or any part thereof) initiated by indemnitee against the company or its directors, officers, employees or other indemnitees, except a proceeding or arbitration pursuant to Section 10 of the indemnification agreement thereunder to enforce such indemnitee's rights under the indemnification agreement or unless the proceeding (or part thereof) was authorized by the board of directors prior to its initiation; (d) with respect to any action, suit or proceeding brought by or on behalf of the company against indemnitee that is authorized by the board of directors, except as provided in certain sections of the indemnity agreement thereunder; or (e) in connection with any claim made against indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by indemnitee of securities of the company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) for reimbursement to the company of any bonus or other incentive-based or equity-based compensation or of any profits realized by indemnitee from the sale of securities of the company in each case as required under the Exchange Act.

        Clearway Inc. maintains one or more policies with reputable insurance companies to provide the directors and officers of the company with coverage for losses from wrongful acts and omissions and to ensure the company's performance of its indemnification obligations under the indemnification agreements thereunder.

Registration Rights Agreement

        Each holder of notes covered by a registration statement (including each initial purchaser that is a Holder, in such capacity) has agreed, pursuant to the Registration Rights Agreement, to severally and not jointly indemnify and hold harmless the issuers, each of their respective directors, each of their respective officers who signs such registration statement and each person who controls any issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity in the Registration Rights Agreement thereunder from the issuers to each such holder, but only with reference to written information relating to such holder furnished to the issuers by or on behalf of such holder specifically for inclusion in the documents referred to in the foregoing indemnity in the Registration Rights Agreement thereunder.

Item 21.    Exhibits.

Exhibit No.	Description	Method of Filing
3.01(a)	Certificate of Formation of Clearway Energy Operating LLC.	Incorporated herein by reference to Exhibit 3.01(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.01(b)	Certificate of Amendment of Certificate of Formation of Clearway Energy Operating LLC.	Incorporated herein by reference to Exhibit 3.01(b) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.02	Third Amended and Restated Limited Liability Company Agreement of Clearway Energy Operating LLC.	Incorporated herein by reference to Exhibit 3.3 to Clearway Energy LLC's Annual Report on Form 10-K filed on March 1, 2019.

3.03(a)	Certificate of Formation of Clearway Energy LLC.	Incorporated herein by reference to Exhibit 3.03(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.03(b)	Certificate of Amendment of Clearway Energy LLC.	Incorporated herein by reference to Exhibit 3.1 to Clearway Energy LLC's Current Report on Form 8-K filed on September 5, 2018.

3.04	Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC, dated as of August 31, 2018.	Filed herewith.

3.05(a)	Certificate of Formation of Alta Wind 1-5 Holding Company, LLC.	Incorporated herein by reference to Exhibit 3.05(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.05(b)	Certificate of Amendment of Certificate of Formation of Alta Wind 1-5 Holding Company, LLC.	Incorporated herein by reference to Exhibit 3.05(b) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.06	Amended & Restated Limited Liability Company Agreement of Alta Wind 1-5 Holding Company, LLC.	Filed herewith.

3.07(a)	Certificate of Formation of Alta Wind Company, LLC.	Incorporated herein by reference to Exhibit 3.07(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.07(b)	Certificate of Amendment of Certificate of Formation of Alta Wind Company, LLC.	Incorporated herein by reference to Exhibit 3.07(b) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

Exhibit No.	Description	Method of Filing
3.08	Amended & Restated Limited Liability Company Agreement of Alta Wind Company, LLC.	Filed herewith.

3.09(a)	Certificate of Formation of RPV Holding LLC.	Incorporated herein by reference to Exhibit 3.13(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.09(b)	Certificate of Amendment of Certificate of Formation of RPV Holding LLC.	Incorporated herein by reference to Exhibit 3.13(b) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.09(c)	Certificate of Amendment of Certificate of Formation of RPV Holding LLC.	Filed herewith.

3.10	Second Amended & Restated Limited Liability Company Agreement of RPV Holding LLC.	Filed herewith.

3.11(a)	Certificate of Formation of South Trent Holdings LLC.	Incorporated herein by reference to Exhibit 3.15 to Clearway Energy LLC's Registration Statement on Form S- 4 filed on April 13, 2015.

3.11(b)	Certificate of Amendment of Certificate of Formation of South Trent Holdings LLC.	Filed herewith.

3.12	Second Amended and Restated Limited Liability Company Agreement of South Trent Holdings LLC.	Incorporated herein by reference to Exhibit 3.16 to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.13(a)	Certificate of Formation of Fuel Cell Holdings LLC.	Incorporated herein by reference to Exhibit 3.17(a) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.13(b)	Certificate of Correction to Certificate of Formation of Fuel Cell Holdings LLC.	Incorporated herein by reference to Exhibit 3.17(b) to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

3.13(c)	Certificate of Amendment of Certificate of Formation of Fuel Cell Holdings LLC.	Filed herewith.

3.14	Amended & Restated Limited Liability Company Agreement of Fuel Cell Holdings LLC.	Filed herewith.

3.15	Articles of Organization of UB Fuel Cell, LLC.	Incorporated herein by reference to Exhibit 3.19 to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

Exhibit No.	Description	Method of Filing
3.16	Amended & Restated Limited Liability Company Agreement of UB Fuel Cell, LLC.	Incorporated herein by reference to Exhibit 3.20 to Clearway Energy LLC's Registration Statement on Form S- 4 filed on April 13, 2015.

3.17(a)	Certificate of Formation of DGPV Holding LLC.	Incorporated herein by reference to Exhibit 3.21 to Clearway Energy LLC's Registration Statement on Form S- 4/A filed on June 2, 2015.

3.17(b)	Certificate of Amendment of Certificate of Formation of DGPV Holding LLC.	Filed herewith.

3.18	Amended & Restated Limited Liability Company Agreement of DGPV Holding LLC.	Filed herewith.

3.19(a)	Certificate of Formation of Central CA Fuel Cell 1, LLC.	Filed herewith.

3.19(b)	Certificate of Amendment of Certificate of Formation of Central CA Fuel Cell 1, LLC.	Filed herewith.

3.20	Second Amended & Restated Limited Liability Company Agreement of Central CA Fuel Cell 1, LLC.	Filed herewith.

3.21(a)	Certificate of Formation of Solar Iguana LLC.	Filed herewith.

3.21(b)	Certificate of Amendment of Certificate of Formation of Solar Iguana LLC.	Filed herewith.

3.22	Second Amended & Restated Limited Liability Company Agreement of Solar Iguana LLC.	Filed herewith.

3.23(a)	Certificate of Formation of Solar Las Vegas MB 1 LLC.	Filed herewith.

3.23(b)	Certificate of Amendment of Certificate of Formation of Solar Las Vegas MB 1 LLC	Filed herewith.

3.24	Second Amended & Restated Limited Liability Company Agreement of Solar Las Vegas MB 1 LLC.	Filed herewith.

3.25(a)	Certificate of Formation of Clearway Solar Star LLC.	Filed herewith.

3.25(b)	Certificate of Amendment of Certificate of Formation of Clearway Solar Star LLC.	Filed herewith.

3.26	Second Amended & Restated Limited Liability Company Agreement of Clearway Solar Star LLC.	Filed herewith.

Exhibit No.	Description	Method of Filing
3.27(a)	Certificate of Formation of Solar Tabernacle LLC.	Filed herewith.

3.27(b)	Certificate of Amendment of Certificate of Formation of Solar Tabernacle LLC.	Filed herewith.

3.27(c)	Certificate of Amendment of Certificate of Formation of Solar Tabernacle LLC.	Filed herewith.

3.28	Fourth Amended & Restated Limited Liability Company Agreement of Solar Tabernacle LLC.	Filed herewith.

3.29(a)	Certificate of Formation of Portfolio Solar I, LLC.	Filed herewith.

3.29(b)	Certificate of Amendment of Certificate of Formation of Portfolio Solar I, LLC.	Filed herewith.

3.30	Fifth Amended & Restated Limited Liability Company Agreement of Portfolio Solar I, LLC.	Filed herewith.

3.31(a)	Certificate of Formation of Solar Flagstaff One LLC.	Filed herewith.

3.31(b)	Certificate of Amendment of Certificate of Formation of Solar Flagstaff One LLC.	Filed herewith.

3.32	Amended & Restated Limited Liability Company Agreement of Solar Flagstaff One LLC.	Filed herewith.

3.33(a)	Certificate of Formation of SPP Asset Holdings, LLC.	Filed herewith.

3.33(b)	Certificate of Amendment of Certificate of Formation of SPP Asset Holdings, LLC.	Filed herewith.

3.34	Second Amended & Restated Limited Liability Company Agreement of SPP Asset Holdings, LLC.	Filed herewith.

3.35(a)	Certificate of Formation of SPP Fund II, LLC.	Filed herewith.

3.35(b)	Certificate of Amendment of Certificate of Formation of SPP Fund II, LLC.	Filed herewith.

3.36	Fourth Amended & Restated Limited Liability Company Agreement of SPP Fund II, LLC.	Filed herewith.

3.37(a)	Certificate of Formation of SPP Fund II-B, LLC.	Filed herewith.

3.37(b)	Certificate of Amendment of Certificate of Formation of SPP Fund II-B, LLC.	Filed herewith.

Exhibit No.	Description	Method of Filing
3.38	Fourth Amended & Restated Limited Liability Company Agreement of SPP Fund II-B, LLC.	Filed herewith.

3.39(a)	Certificate of Formation of SPP Fund II Holdings, LLC.	Filed herewith.

3.39(b)	Certificate of Amendment of Certificate of Formation of SPP Fund II Holdings, LLC.	Filed herewith.

3.40	Amended & Restated Limited Liability Company Agreement of SPP Fund II Holdings, LLC.	Filed herewith.

3.41(a)	Certificate of Formation of SPP Fund III, LLC.	Filed herewith.

3.41(b)	Certificate of Amendment of Certificate of Formation of SPP Fund III, LLC.	Filed herewith.

3.42	Fifth Amended & Restated Limited Liability Company Agreement of SPP Fund III, LLC.	Filed herewith.

3.43	Certificate of Formation of Thermal Canada Infrastructure Holdings LLC.	Filed herewith.

3.44	Limited Liability Company Agreement of Thermal Canada Infrastructure Holdings LLC.	Filed herewith.

3.45	Certificate of Formation of Thermal Infrastructure Development Holdings LLC.	Filed herewith.

3.46	Limited Liability Company Agreement of Thermal Infrastructure Development Holdings LLC.	Filed herewith.

3.47	Certificate of Formation of ECP Uptown Campus Holdings LLC.	Filed herewith.

3.48	Limited Liability Company Agreement of ECP Uptown Campus Holdings LLC.	Filed herewith.

3.49	Certificate of Formation of Energy Center Caguas Holdings LLC.	Filed herewith.

3.50	Limited Liability Company Agreement of Energy Center Caguas Holdings LLC.	Filed herewith.

4.01	Indenture, dated August 5, 2014, among Clearway Energy Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York, as trustee.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on August 5, 2014.

Exhibit No.	Description	Method of Filing
4.02	Form of 5.375% Senior Note due 2024.	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on August 5, 2014.

4.03	Registration Rights Agreement, dated October 1, 2018, among Clearway Energy Operating LLC, the guarantors named therein and RBC Capital Markets, LLC, as representative of the initial purchasers.	Incorporated herein by reference to Exhibit 4.3 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on October 2, 2018.

4.04	Supplemental Indenture, dated November 7, 2014, among Clearway Energy Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on November 13, 2014.

4.05	Supplemental Indenture, dated as of February 25, 2015, among Clearway Energy Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on February 27, 2015.

4.06	Third Supplemental Indenture, dated as of April 10, 2015, among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors named therein and Law Debenture Trust Company of New York.	Incorporated herein by reference to Exhibit 4.07 to Clearway Energy LLC's Registration Statement on Form S-4 filed on April 13, 2015.

4.07	Fourth Supplemental Indenture, dated as of May 8, 2015, among Clearway Energy Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on May 8, 2015.

4.08	Indenture, dated June 29, 2015, among Clearway Energy, Inc., Clearway Energy Operating LLC and Clearway Energy LLC, as Guarantors, and Wilmington Trust, National Association, as Trustee.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on June 29, 2015.

4.09	Form of 3.25% Convertible Senior Note due 2020.	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on June 29, 2015.

4.10	Indenture, dated August 18, 2016, among Clearway Energy Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.	Incorporated herein by reference to Exhibit 4.1 Clearway Energy LLC's Current Report on Form 8-K filed on August 18, 2016.

Exhibit No.	Description	Method of Filing
4.11	Form of 5.000% Senior Note due 2026.	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on August 18, 2016.

4.12	Registration Rights Agreement, dated August 18, 2016, among Clearway Energy Operating LLC, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers.	Incorporated herein by reference to Exhibit 4.3 to Clearway Energy LLC's Current Report on Form 8-K filed on August 18, 2016.

4.13	Fifth Supplemental Indenture, dated as of January 29, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K, filed on January 31, 2018.

4.14	Sixth Supplemental Indenture, dated as of June 12, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K filed on June 12, 2018.

4.15	Supplemental Indenture, dated as of January 29, 2018, among Clearway Energy Operating LLC, the guarantors named therein and the Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K, filed on January 31, 2018.

4.16	Second Supplemental Indenture, dated as of June 12, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on June 12, 2018.

4.17	Seventh Supplemental Indenture, dated as of July 17, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.3 to Clearway Energy LLC's Quarterly Report on Form 10-Q filed on August 2, 2018.

4.18	Third Supplemental Indenture, dated as of July 17, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.4 to Clearway Energy LLC's Quarterly Report on Form 10-Q filed on August 2, 2018.

Exhibit No.	Description	Method of Filing
4.19	Eighth Supplemental Indenture, dated as of August 30, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K filed on September 6, 2018.

4.20	Fourth Supplemental Indenture, dated as of August 30, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on September 6, 2018.

4.21	Indenture, dated October 1, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company, as trustee.	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K filed on October 2, 2018.

4.22	Form of 5.750% Senior Notes due 2025	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on October 2, 2018.

4.23	Ninth Supplemental Indenture, dated as of October 25, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K filed on October 31, 2018.

4.24	Fifth Supplemental Indenture, dated as of October 25, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on October 31, 2018.

4.25	First Supplemental Indenture, dated as of October 25, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company.	Incorporated herein by reference to Exhibit 4.3 to Clearway Energy LLC's Current Report on Form 8-K filed on October 31, 2018.

4.26	Tenth Supplemental Indenture, dated as of December 7, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.1 to Clearway Energy LLC's Current Report on Form 8-K filed on December 12, 2018.

Exhibit No.	Description	Method of Filing
4.27	Sixth Supplemental Indenture, dated as of December 7, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York).	Incorporated herein by reference to Exhibit 4.2 to Clearway Energy LLC's Current Report on Form 8-K filed on December 12, 2018.

4.28	Second Supplemental Indenture, dated as of December 7, 2018, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company.	Incorporated herein by reference to Exhibit 4.3 to Clearway Energy LLC's Current Report on Form 8-K filed on December 12, 2018.

5.01	Opinion of Baker Botts L.L.P., with respect to registrants organized under the laws of the State of Delaware.	Filed herewith.

5.02	Opinion of Murtha Cullina LLP, with respect to the registrant organized under the laws of the State of Connecticut.	Filed herewith.

10.01	Third Amended and Restated Right of First Offer Agreement, dated as of August 31, 2018, by and between Clearway Energy, Inc. and NRG Energy, Inc.	Incorporated herein by reference to Exhibit 10.5 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on September 5, 2018.

10.02(a)	Right of First Offer Agreement, dated as of August 31, 2018, by and among Clearway Energy, Inc., Zephyr Renewables LLC and solely for purposes of Section 2.4, GIP III Zephyr Acquisition Partners, L.P.	Incorporated herein by reference to Exhibit 10.3 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on September 5, 2018.

10.02(b)	First Amendment to Right of First Offer Agreement, dated February 14, 2019, by and between Clearway Energy Group LLC and Clearway Energy, Inc.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on February 14, 2019.

10.03	Master Services Agreement, dated as of August 31, 2018, by and among Clearway Energy, Inc., Clearway Energy LLC, Clearway Energy Operating LLC and Zephyr Renewables LLC.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on September 5, 2018.

10.04	Master Services Agreement, dated as of August 31, 2018, by and among Zephyr Renewables LLC, Clearway Energy, Inc., Clearway Energy LLC, and Clearway Energy Operating LLC.	Incorporated herein by reference to Exhibit 10.2 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on September 5, 2018.

10.05	Termination Agreement, dated as of August 31, 2018, by and among Clearway Energy, Inc., Clearway Energy LLC, Clearway Energy Operating LLC and NRG Energy, Inc.	Incorporated herein by reference to Exhibit 10.9 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on September 5, 2018.

Exhibit No.		Description	Method of Filing
10.06(a)		Amended and Restated Credit Agreement, dated April 25, 2014, by and among Clearway Energy Operating LLC, Clearway Energy LLC, Royal Bank of Canada, as Administrative Agent, the lenders party thereto, Royal Bank of Canada, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers and RBC Capital Markets as Sole Left Lead Arranger and Sole Left Lead Book Runner.	Incorporated by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Current Report on Form 8-K filed on April 28, 2014.

10.06(b)		First Amendment to Amended & Restated Credit Agreement, dated June 26, 2015, by and among Clearway Energy Operating LLC, Clearway Energy LLC, Royal Bank of Canada and the Lenders party thereto.	Incorporated herein by reference to Exhibit 10.9 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2015.

10.06(c)		Second Amendment to Amended & Restated Credit Agreement, dated February 6, 2018, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, Royal Bank of Canada, as Administrative Agent, and the lenders party thereto.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy LLC's Current Report on Form 8-K filed on February 12, 2018.

10.06(d)		Third Amendment to Amended and Restated Credit Agreement and Administrative Agent Resignation and Appointment Agreement, dated as of April 30, 2018, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, Royal Bank of Canada, as Resigning Administrative Agent, JPMorgan Chase Bank, N.A., as Successor Administrative Agent, and the lenders party thereto.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy LLC's Quarterly Report on Form 10-Q filed on May 3, 2018.

10.06(e)		Fourth Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2018, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy LLC's Current Report on Form 8-K filed on December 6, 2018.

10.07	^	Amended and Restated Limited Liability Company Agreement of NRG RPV Holdco 1 LLC, dated as of April 9, 2015.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2015.

Exhibit No.		Description	Method of Filing
10.08	^	Amended and Restated Limited Liability Company Agreement of NRG DGPV Holdco 1 LLC, dated as of May 8, 2015.	Incorporated herein by reference to Exhibit 10.2 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2015.

10.09	^	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of NRG RPV Holdco 1 LLC, dated as of March 1, 2016, by and between RPV Holding LLC and NRG Residential Solar Solutions LLC.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 5, 2016.

10.10	^	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of NRG DGPV Holdco 1 LLC, dated as of March 1, 2016, by and among DGPV Holding LLC, NRG Renew DG Holdings LLC and NRG Renew LLC.	Incorporated herein by reference to Exhibit 10.2 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 5, 2016.

10.11	^	Amended and Restated Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC, dated as of March 1, 2016, by and among DGPV Holding LLC, NRG Renew DG Holdings LLC, and NRG Renew LLC.	Incorporated herein by reference to Exhibit 10.3 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 5, 2016.

10.12		Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of NRG RPV Holdco 1 LLC, dated as of August 5, 2016, by and between RPV Holding LLC and NRG Residential Solar Solutions LLC.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Quarterly Report on Form 10-Q, filed on August 9, 2016.

10.13	†	Employment Agreement, dated as of May 6, 2016, between Clearway Energy, Inc. and Christopher S. Sotos.	Incorporated herein by reference to Exhibit 10.1 to Clearway Energy, Inc.'s Current Report on Form 8-K/A, filed on August 9, 2016.

10.14	†	Amendment, dated January 1, 2018 to Employment Agreement between Clearway Energy, Inc. and Christopher Sotos.	Incorporated herein by reference to Exhibit 10.28 to Clearway Energy, Inc.'s Annual Report on Form 10-K, filed on March 1, 2018.

10.15		Assignment and Assumption Agreement, effective as of February 26, 2019, among Clearway Energy Operating LLC and GIP III Zephyr Carlsbad Holdings, LLC.	Incorporated herein by reference to Exhibit 10.15 to Clearway Energy LLC's Annual Report on Form 10-K filed on March 1, 2019.

21.01		Subsidiaries of Clearway Energy LLC.	Filed herewith.

23.01		Consent of Baker Botts, L.L.P.	Included in Exhibit 5.01.

23.02		Consent of Murtha Cullina LLP.	Included in Exhibit 5.02.

Exhibit No.	Description	Method of Filing
23.03	Consent of KPMG LLP, independent registered public accounting firm with respect to the audited financial statements of Clearway Energy LLC.	Filed herewith.

24.01	Powers of Attorney with respect to Clearway Energy Operating LLC and the additional registrants.	Included on the signature pages to the Registration Statement.

25.01	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Delaware Trust Company, as trustee.	Filed herewith.

99.01	Form of Letter of Transmittal.	Filed herewith.

99.02	Form of Notice of Guaranteed Delivery.	Filed herewith.

99.03	Form of Letter to Brokers, Dealers and Other Nominees.	Filed herewith.

99.04	Form of Instructions to Registered Holder and/or DTC Participant From Beneficial Owner.	Filed herewith.

†
Exhibit relates to compensation arrangements.

*
This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementary to the Securities and Exchange Commission upon request by the Commission.

^
Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

            (iii)  each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Clearway Energy Operating LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

CLEARWAY ENERGY OPERATING LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEAREWAY ENERGY LLC		Sole Managing Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Clearway Energy LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

CLEARWAY ENERGY LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY, INC.		Sole Managing Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

Signatures	Title

/s/ NATHANIEL ANSCHUETZ Nathaniel Anschuetz	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ JONATHAN BRAM Jonathan Bram	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ BRIAN R. FORD Brian R. Ford	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ BRUCE MACLENNAN Bruce MacLennan	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ FERRELL P. MCCLEAN Ferrell P. McClean	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ DANIEL B. MORE Daniel B. More	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ E. STANLEY O'NEAL E. Stanley O'Neal	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ SCOTT STANLEY Scott Stanley	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC
/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos	Director of Clearway Energy, Inc., Sole Managing Member of Clearway Energy LLC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Alta Wind 1-5 Holding Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

ALTA WIND 1-5 HOLDING COMPANY, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Alta Wind Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

ALTA WIND COMPANY, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Central CA Fuel Cell 1, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

CENTRAL CA FUEL CELL 1, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Clearway Solar Star LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

CLEARWAY SOLAR STAR LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, DGPV Holding LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

DGPV HOLDING LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, ECP Uptown Campus Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

ECP UPTOWN CAMPUS HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Energy Center Caguas Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

ENERGY CENTER CAGUAS HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Fuel Cell Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

FUEL CELL HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Portfolio Solar I, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

PORTFOLIO SOLAR I, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RPV Holding LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

RPV HOLDING LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Solar Flagstaff One LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SOLAR FLAGSTAFF ONE LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Solar Iguana LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SOLAR IGUANA LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Solar Las Vegas MB 1 LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SOLAR LAS VEGAS MB 1 LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Solar Tabernacle LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SOLAR TABERNACLE LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, South Trent Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SOUTH TRENT HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SPP Asset Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SPP ASSET HOLDINGS, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SPP Fund II Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SPP FUND II HOLDINGS, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SPP Fund II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SPP FUND II, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SPP Fund II-B, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SPP FUND II-B, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SPP Fund III, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

SPP FUND III, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thermal Canada Infrastructure Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

THERMAL CANADA INFRASTRUCTURE HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thermal Infrastructure Development Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

THERMAL INFRASTRUCTURE DEVELOPMENT HOLDINGS LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, UB Fuel Cell, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2019.

UB FUEL CELL, LLC
By:	/s/ CHAD PLOTKIN
	Name:	Chad Plotkin
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin P. Malcarney and Michael A. Brown, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2019.

Signatures		Title

/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos		President and Chief Executive Officer of Clearway Energy Operating LLC (principle executive officer)
/s/ CHAD PLOTKIN Chad Plotkin		Senior Vice President and Chief Financial Officer of Clearway Energy Operating LLC (principle financial officer)
/s/ MARY-LEE STILLWELL Mary-Lee Stillwell		Vice President and Chief Accounting Officer of Clearway Energy Operating LLC (principle accounting officer)
CLEARWAY ENERGY LLC		Sole Member
By:	/s/ CHAD PLOTKIN
Name:	Chad Plotkin
Title:	Senior Vice President and Chief Financial Officer